Exhibit 10.1

                         AGREEMENT FOR PURCHASE AND SALE

         This Agreement for Purchase and Sale is made and entered into effective as of September 10, 2004 (the "EFFECTIVE DATE") by and between CHARLEY ZECHES, in her capacity as Trustee of LAKES HOLDING TRUST U/A dated July 27, 2001 (the "SELLER") and AGU ENTERTAINMENT CORP., a Colorado corporation ("BUYER").

                                R E C I T A L S:

         A. Seller is the owner of fee simple title in and to an approximately 22 acre parcel of real property located at 3200 West Oakland Park Boulevard, Lauderdale Lakes, in Broward County, Florida, as more particularly described on Exhibit "A" annexed hereto and made a part hereof (the "LAND"); and

         B. Buyer wishes to purchase and Seller desires to sell to Buyer, the Real Property (as defined below) in accordance with and subject to the terms, conditions and provisions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

         1. Recitals. The above set forth recitals are hereby incorporated by reference as if restated in full herein.

         2.  Purchase and Sale of Real Property.

             2.1 The Real Property to be sold by Seller to Buyer pursuant to this Agreement consists of the following:

             2.2 All that certain Land located in Broward County, Florida, commonly known as 3200 West Oakland Park Boulevard, Lauderdale Lakes, Florida, as more particularly described on Exhibit "A" annexed hereto and made a part hereof, including, without limitation, all easements, if any, that benefit the Land; all rights and appurtenances pertaining to the Land; all privileges, rights, licenses and rights of way (excluding, however, all of the personal property of any tenants thereon).

             2.3 The buildings and improvements located upon the Land, including without limitation the one-story building (the "BUILDING") located upon the Land.

The foregoing is hereinafter collectively referred to as the "REAL PROPERTY".


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         3.  Purchase Price and Manner of Payment.

             3.1 Purchase Price. The purchase price for the Real Property shall be $8,500,000.00.

             3.1.1 Manner of Payment. The Purchase Price shall be paid in the following manner:

             A. Buyer contemporaneous with the execution and delivery of this Agreement shall make deposit (the "DEPOSIT") in the amount of $100,000 ($25,000 of which shall be non-refundable, except in the event of a material breach of this Agreement by Seller) with Mombach, Boyle & Hardin, P.A. (the "ESCROW AGENT"), receipt of which shall be acknowledged by Escrow Agent's execution of the Acknowledgment at the end of this Agreement. Notwithstanding the foregoing, a $75,000 portion of the Deposit shall be refundable in accordance with the provisions of Sections 5 and 13.2 hereof. The wire instructions of Escrow Agent are attached as Exhibit "B". The Deposit shall be held by Escrow Agent in an interest bearing account.

             B. A portion of the Purchase Price in the amount of $650,000 shall be paid by Buyer to Seller at closing by way of a wire transfer to such account as Seller may designate.

             C. A portion of Purchase Price in the amount of $750,000 shall be paid by Buyer to Seller at closing by way of the transfer and delivery of 250,000 shares of the common stock, no par value, of Buyer (the "SHARES"). The Shares shall be restricted securities, in accordance with applicable securities laws, and shall include "piggyback registration" rights, in accordance with a stock purchase agreement ("STOCK PURCHASE Agreement") in substantially the form attached hereto as Exhibit "C".

             D. The balance of the Purchase Price, shall be paid by Buyer at closing by the execution and delivery of a promissory note ("PROMISSORY NOTE") payable to Seller, in the original principal amount of $7,000,000 (subject to any prorations as described in Section 7), in a form satisfactory to Seller, as typically required by Florida institutional commercial lenders, which Promissory Note shall be secured by a Mortgage Deed and Security Agreement ("MORTGAGE") and UCC-1 Financing Statements, in a form satisfactory to Seller, as typically required by Florida institutional commercial lenders. The Promissory Note shall have no prepayment penalty. The Promissory Note shall bear interest at the rate of 6.5% per annum and provide for monthly payments of interest only, together with a principal prepayment of $250,000, which shall be due six months from the date of closing; the entire outstanding principal and any accrued and unpaid interest shall be due and payable in full one year from the date of closing. The outstanding principal balance of the Promissory Note or any portion thereof shall be convertible, at any time, at the sole option of Seller into the common stock, no par value, of Buyer (the "CONVERSION SHARES") at a conversion price of $3.50 per share. The Conversion Shares shall be restricted securities, in accordance with applicable securities laws, and shall include "piggyback registration" rights, in accordance with the Stock Purchase Agreement. Additionally, upon five (5) days prior written notice to Seller, the Promissory Note may be prepaid in full by the Buyer at anytime during the term of the Promissory Note in the sole discretion of the Buyer. Such notice shall not preclude Seller's conversion option, as described above, if exercised prior to the date of such prepayment.


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         4. Tax and  Interest  Escrow.  Buyer agrees to deposit into an interest bearing escrow account (the "TAX AND INTEREST ESCROW ACCOUNT") a prepayment of mortgage interest and estimated real estate taxes, at closing, in the amount of $150,000.00, which shall be used to pay the next three monthly interest payments due under the Promissory Note and the excess, if any, shall be held by Seller and applied to pay any real estate taxes due in connection with the Real Property. Buyer shall deposit into the Tax and Interest Escrow Account, additional quarterly prepayments of interest and estimated real estate taxes, to be applied as described in the previous sentence, each in the amount of $145,000, on the ninety (90) day, one-hundred eighty (180) day and two-hundred seventy (270) day anniversaries of the Closing Date (as defined hereinafter). Seller will remit from the Tax and Interest Escrow Account, the payment of real estate taxes, however, prior thereto, Buyer shall, if the amount in such Tax and Interest Escrow Account allocated to real estate taxes is deficient, pay the shortfall to Seller immediately upon receipt of notice of such deficiency from Seller. All interest earned in the tax and interest escrow account shall be allocated to the benefit of and be the sole property of the Buyer. Buyer agrees to furnish Seller with its FEIN in connection with the establishment of the interest bearing account.

         5.  Access to Real Property Prior to Closing.

             5.1 Upon receipt by Seller of twenty-four (24) hours prior notice, Buyer and its agents, servants, employees, contractors and representatives from and after the Effective Date of this Agreement shall have the right to enter onto the Real Property for the purpose of having inspections made as provided herein or for any other purposes relevant to Buyer's purchase and proposed use of the Real Property. Any inspections of the Real Property shall be subject to the rights of any tenants currently occupying the Real Property. Buyer agrees to repair any and all damage which may occur as a result of any inspections performed by or on behalf of Buyer. Buyer agrees to indemnify, defend and hold Seller harmless from and against any and all demands, liabilities, damages, losses, actions or claims, costs or expenses incurred or asserted against Seller (inclusive of attorney's fees) as a result of Buyer's inspection of the Real Property and/or Buyer's activities on the Real Property of any nature. Prior to performing any testing at the Real Property, Buyer shall furnish Seller with evidence of liability insurance reasonably satisfactory to Seller. The repair of any damage caused by any testing completed at the Real Property shall be a condition precedent to the return of the Deposit to Buyer.

             5.2 Buyer shall have ten (10) days from the Effective Date to conduct due diligence on the real property (the "DUE DILIGENCE PERIOD"). Should the Buyer, in its sole discretion, terminate this Agreement for any reason prior to the expiration of the Due Diligence Period, the $75,000.00 portion of the Deposit shall be refunded to the Buyer.


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         6.  Title and Survey.

             6.1 Within three (3) business days of the Effective Date, Seller will provide Buyer with a copy of the prior owner's policy for the Real Property. Within ten (10) business days of the Effective Date, Buyer shall obtain, at Buyer's expense, a title insurance commitment (the "COMMITMENT") issued by a title insurance company selected by Buyer (the "TITLE COMPANY") binding the Title Company to insure good, marketable and insurable fee simple title to the Real Property by way of (i) an Owner's Title Insurance Policy, and
(ii) a Mortgagee Title Insurance Policy in favor of Seller.

             6.2 Buyer shall have until 10 business days after its receipt of the Commitment to specifically object in writing to any particular condition of title or exception revealed by the Commitment, other than the Permitted Exceptions as set forth on Exhibit "D" attached hereto. If Buyer fails to specifically object in writing to any particular condition of title or exception set forth in the Commitment within said time period, then same shall be deemed waived and such condition of title or exception shall be deemed to constitute a Permitted Exception. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to bring any action or proceeding or otherwise to incur any expense whatsoever to eliminate or modify any unacceptable exceptions or to cure any such title deficiencies except, however: (i) Seller shall be obligated to cure any monetary objections (i.e. mortgages or taxes not reflected in the Permitted Exceptions); (ii) Seller shall be obligated to cure any other title defects (including survey matters) provided, however, that Seller shall not be obligated to expend in excess of an aggregate of $25,000.00 in connection with curing any such title defects except, however, as to any lien or mortgage incurred after the Effective Date of this Agreement, Seller shall be responsible for the entire cost thereof. If Buyer timely notifies Seller of any objection to title, Seller shall advise Buyer within five (5) business days of receipt of Buyer's notice as to whether Seller will eliminate or modify such unacceptable exceptions. In the event Seller is unable or unwilling to eliminate or modify such unacceptable exceptions, then Buyer, shall elect within five (5) business days of receipt of notice from Seller, to either cancel this Agreement, in which event Escrow Agent shall return the Deposit to Buyer and Buyer and Seller shall be released from any further obligations under this Agreement except those obligations arising under Section 5 of this Agreement, or Buyer may waive the objection to the condition of title and close hereunder without reduction of the Purchase Price. Unless Buyer gives notice terminating the Agreement on or before the expiration of the 5 day period following Buyer's receipt of notice from Seller, the title objections shall be deemed waived.

             6.3 Seller, contemporaneous with the execution and delivery of this Agreement, shall furnish to Buyer, Seller's existing survey with regard to the Real Property. Buyer may cause a new survey or an update of the existing survey to be made at Buyer's sole cost and expense. If a survey shows any encroachments, gaps, gores, easements, rights-of-way or any other type of encumbrance or impediment not authorized by this Agreement or not shown on any prior survey of the Real Property as referenced in the Permitted Exceptions, Buyer shall give written notice of such defect to Seller, together with a copy of the survey, on or before 10 business days after the Effective Date in which event said defect shall be governed in the same manner and time as objections to title are dealt with in Section 6.2 and the parties shall have the same rights, privileges and obligations as if the defect was an objection to title as specified in Section 6.2 of this Agreement. The surveys shall be certified to the Buyer, Seller, the Title Company, Seller's counsel and Buyer's counsel.


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         7.  Expenses and Prorations.

             7.1 The costs relating to the recording of the special warranty deed conveying the Real Property and all documentary stamps and intangible taxes due on account of the Promissory Note and Mortgage shall be paid by the Buyer. Buyer shall also pay all premiums incurred in obtaining the Commitment and the issuance of the Owner's Title Insurance Policy and Mortgagee Title Insurance Policy, the cost of any survey obtained by Buyer and the cost of all inspections performed by or on behalf of Buyer. The documentary stamp taxes to be affixed to the special warranty deed shall be paid by Seller.

             7.2 Termination of Existing Leases. Seller agrees to notify any and all tenants ("Tenants") to vacate the Real Property prior to the Closing Date. To the extent that any Tenants have not vacated the Real Property prior to the Closing Date, Seller agrees to proceed with the eviction of such Tenants at its sole cost and expense and Buyer will have the option to (i) assume Seller's rights and obligations with respect to the eviction process or (ii) postpone the Closing Date until such time as all such holdover Tenants have vacated the Real Property. Buyer, in its sole discretion, may notify Seller that it desires to have one or more of the leases assigned to Buyer at Closing, any such assignment to be without representations or warranties.

             7.3 Taxes and Assessments; Pending and Certified Liens. Taxes and assessments for the year of Closing shall be prorated as of the end of the day prior to the day of Closing ("PRORATIONS DATE") upon the amount of such taxes for the year of Closing if the amount of such taxes is known at the time of Closing; if such amount cannot be then ascertained, proration shall be based upon the amount of the taxes, with the maximum discount allowed by law, for the preceding year. If any tax proration shall be based upon the amount of taxes for the year preceding the year of Closing, such taxes, at the request of either party, shall be reprorated and adjusted between the parties, on the basis of the maximum discounted payment, forthwith after the tax bills for the year of Closing are received. County or other public liens, if any, certified or for which the work has been substantially completed on the date of Closing shall be paid by Seller and any other such liens shall be assumed by Buyer. Other assessments not included on the regular property tax bills, license fees for transferred licenses, and state or municipal fees and taxes for the Real Property for the applicable fiscal period during which Closing takes place shall be adjusted as of the Prorations Date on the basis of the most recent ascertainable assessments and rates, and shall be re-prorated as necessary pursuant to subparagraph 7.5 below. Seller's share of the 2004 real estate taxes will not be given as a credit to Buyer but will be deposited into the Tax and Insurance Escrow Account as set forth in Section 4.


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             7.4 Utility  Charges.  Electric,  water,  sewer,  gas, fuel,  waste collection and removal and other utility and operating expenses relating to the Real Property shall be prorated as of the Prorations Date. It shall be assumed that the utility charges were incurred uniformly during the billing period in which the Closing occurs. If bills for the applicable period are unavailable, the amounts of such charges will be estimated based upon the latest known bills. Notwithstanding the foregoing, to the extent possible, Seller and Buyer shall request the utility companies to read the meters as of the Prorations Date, and Seller shall be responsible for all charges incurred through the Prorations Date. All prepaid deposits for utilities shall be refunded to Seller at the time of closing, and it shall be Buyer's responsibility to make any utility deposits required for service.

             7.5 Reproration and Post-Closing Adjustments. In the event that any adjustments or prorations cannot be apportioned or adjusted at Closing by reason of the fact that final or liquidated amounts have not been ascertained, or are not available as of such date, the parties hereto agree to apportion or adjust such items on the basis of their best estimates of the amounts at Closing and to re-prorate any and all of such amounts promptly when the final or liquidated amounts are ascertained.

         8. Buyer Covenant; Charter Schools. Buyer hereby covenants to Seller that it will use its commercially reasonable efforts to execute an agreement at or prior to Closing, with the New Vision Children's Foundation ("FOUNDATION") respect to the Eagle Academy Charter School and the Smart School Charter School (collectively, the "CHARTER SCHOOLS"), each of which are located adjacent to the Real Property, for the purpose of organizing and performing the following: (i) an annual fund raising event, the annual cost of which shall be a minimum of $5,000; (ii) film, television and locational production work programs with the students of the Charter Schools; (iii) a large group event (for example, graduations, recitals, etc.) to be attended by all students of the Charter Schools and their parents, at least twice per calendar year; (iv) a joint production of the Buyer and the Foundation, at least once per calendar year

         9. Seller Covenant. Seller acknowledges that it owns a certain parcel of real property adjacent to or near the Real Property, which is described in Exhibit "E" ("ADJACENT PROPERTY"). Seller hereby grants to Buyer a right of first offer ("ROFO") in the event Seller decides to sell the Adjacent Property to any unrelated third party. In connection with the ROFO, prior to selling or leasing the Adjacent Property to an unrelated third party, Seller shall provide Buyer with written notice thereof ("PROPOSAL SALE NOTICE"), which notice shall include an asking price for the Adjacent Property. Buyer will have a period of five (5) days from its receipt of the Proposal Sale Notice to enter into a binding purchase and sale agreement with Seller at the price set forth in the Proposal Sale Notice, on a cash basis. If Buyer fails to enter into a binding purchase and sale agreement with Seller, which is satisfactory to Seller, in Seller's sole discretion, within such five (5) day period, Seller will be free to sell the Adjacent Property to any party without restriction.

         10. Closing. The parties shall close the subject transaction (the "CLOSING") on a date which is forty-five (45) days after the Effective Date, provided, however, that if such date is a weekend or holiday, then the closing date shall be the next business day (the "CLOSING DATE"). Closing shall be held at the offices of Mombach, Boyle & Hardin, P.A., 500 East Broward Boulevard, Suite 1950, Fort Lauderdale, FL 33394 or such other place mutually agreed upon by the parties.


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         11. Closing Documents.

             11.1 At the time of Closing, Seller shall execute and/or deliver to Buyer executed originals of the following documents:

             A. Statutory form special warranty deed, in recordable form, conveying the Real Property.

             B. Properly executed Seller's affidavit of title containing such matters as are customarily used in connection with purchase and sale transactions including without limitation matters required in order for the Title Commitment to delete the "gap" exception pursuant to Florida Statutes, Section 627.7841 (1983) as amended, to provide coverage for mechanics liens and to provide coverage as to rights of parties in possession other than those identified in the Tenant Leases.

             C. Closing statement of adjustments.

             D. Properly executed Affidavit complying with the rules and regulations promulgated under FIRPTA.

             E. Bill of Sale without warranties with respect to any personal property, except for Seller's special warranty of title. A schedule of such personal property is attached hereto as Exhibit "F".

             F.  Appropriate   Trustee  resolutions  and  certificates  of  good
         standing, if applicable, evidencing the due authorization of Seller to effectuate the sale of the Real Property.

             G. All keys in Seller's possession to all entrance doors to, and any rooms located in Building or on the Real Property; and

             H. Such other customary and reasonably necessary documents as may be required by Buyer to be delivered by Seller in accordance with the terms and provisions of this Agreement.

             11.2 At the time of Closing, Buyer shall execute and/or deliver to Seller executed originals of the following documents:


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             A.   Certificates  of  good  standing  and  corporate   resolutions
         evidencing the due authorization of Buyer to effectuate the purchase of the Real Property, execute and deliver the Promissory Note and the Mortgage, and issue the Shares and the Conversion Shares.

             B. Promissory Note

             C. Mortgage (including such terms and conditions as are customarily required by Florida institutional commercial lenders, including, but not limited to, liability and casualty insurance coverage requirements, due on sale clause, authorization of filing of UCC-1, etc.)

             D. Stock Purchase Agreement.

             E. Closing Statement of adjustments.

             F. Certificates, if any, representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents.

             G. Such other customary and reasonably necessary documents as may be required by Seller to be delivered by Buyer in accordance with the terms and provisions of this Agreement.

         12. Brokerage.

             12.1 The parties hereto represent to each other that they have dealt with no broker, finder, agent or real estate consultant in connection with this Agreement or the transactions contemplated hereby, except the following:
Commercial Property Realty Advisors ("BROKER") whose fees shall be paid by Seller pursuant to a separate agreement. No commissions shall be due unless closing is effected.

             12.2 Seller agrees to, and hereby does, indemnify, defend and save harmless Buyer and its respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys fees, to and through all appellate and supplemental proceedings, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, agent or real estate consultant if such claim or claims made by any such broker, finder, agent or real estate consultant are based upon dealing with Seller or its representatives.

             12.3 Buyer agrees to, and hereby does, indemnify, defend and save harmless Seller and its respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys fees, to and through all appellate and supplemental proceedings arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, agent or real estate consultant (other than Broker, which shall be paid by Seller as set forth in 15.1 above), if such claim or claims made by any such broker, finder, agent or real estate consultant are based upon dealing with Buyer or its representatives.


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             12.4 The provisions of this Section 12 shall survive Closing.

         13. Remedies Upon Default.

             13.1 If Buyer defaults under this Agreement, Seller's sole remedy shall be to receive and retain the Deposit as liquidated damages for loss of bargain and not as a penalty, it being agreed that in the event of Buyer's default, the actual damages to Seller would be difficult if not impossible to ascertain and/or calculate. Upon such receipt and retention by Seller, this Agreement shall be deemed null and void and of no further force and effect and no party hereto shall have any further rights or obligations hereunder, except the indemnification obligations of Buyer as set forth in Section 5 above.

             13.2 If on or prior to the Closing Date, Seller shall have failed to comply with any of the terms, provisions or conditions of this Agreement then Buyer shall have the following rights: (i) to elect to receive the return of the Deposit and waiving any action for damages resulting from Seller's breach; or
(ii) to seek specific performance of Seller's obligations hereunder. The remedies set forth in this Section 13 shall be the sole remedies of the parties hereto.

             13.3 In the event any litigation should arise in connection with this Agreement, the prevailing party shall be entitled to collect reasonable attorney's fees and costs from the defaulting party to and through all appellate, post judgment and bankruptcy proceedings. The remedies set forth in this Section 13 shall be the sole remedies of the parties hereto.

         14. Risk of Loss.

             14.1 Until the Closing has occurred, all risk of loss or damage to the Real Property shall be borne by Seller, subject to the terms hereof. Seller agrees to maintain insurance coverages as to the Real Property during the period of time from the Effective Date until closing in the same manner as maintained by Seller prior to the Effective Date. Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Real Property or of any actual or threatened (to the extent that Seller has current actual knowledge thereof) taking or condemnation of all or any portion of the Real Property. Seller, to the best of its knowledge, is not aware of any pending or threatened condemnation proceeding with regard to the Real Property or any portion thereof.


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             14.2 If prior to Closing, there shall occur:

                  (a) damage to the Real Property caused by fire or other casualty which would cost an amount, greater than, or equal to, five percent (5%) of the total Purchase Price to repair; or

                  (b) the taking or condemnation of all or any portion of the Real Property which would materially interfere with the present use of the Real Property;

then, in such event, Buyer shall have the right, at Buyer's option, to terminate this Agreement by written notice thereof delivered to Seller within ten (10) days after Buyer has received notice from Seller or otherwise learns of that event. If Buyer does not so timely elect to terminate this Agreement, then the Closing shall take place as provided herein and there shall be assigned to Buyer at the Closing all interest of Seller in and to any insurance proceeds or condemnation awards payable to Seller on account of that event, less sums which Seller incurs before the Closing to repair any of the damage, and the Purchase Price shall be reduced by the amount of any deductible under Seller's insurance policy. If Buyer does so timely elect to terminate this Agreement, then the Deposit shall be returned to Buyer and this Agreement shall be deemed null and void and of no further force and effect and neither party hereto shall have any further rights or obligations hereunder, except the indemnification and obligations of Buyer as set forth in Section 5 above.

             14.3 If before any Closing there occurs:

                  (a) damage to the Real Property caused by fire or other casualty which would cost less than five percent (5%) of the total Purchase Price to repair; or

                  (b) the taking or condemnation of a portion of the Real Property which would not materially interfere with the present use of the Real Property;

then, Buyer may not terminate this Agreement and there shall be assigned to, Buyer at the Closing all interest of Seller in and to any insurance proceeds or condemnation awards payable to Seller on account of that event, less sums which Seller incurs before the Closing to repair any of the damage, and the Purchase Price shall be reduced by the amount of any deductible under Seller's insurance policy.

         15. Escrow Provisions.

             15.1 Seller and Buyer hereby designate Mombach, Boyle & Hardin, P.A. as Escrow Agent, to receive and hold the Deposit, subject to the provisions of this subsection. Upon receipt by Escrow Agent of a statement from Seller or Buyer pertaining to a controversy relating to the Deposit and/or demanding retention of the Deposit by Escrow Agent, then in that event Escrow Agent shall have the following options: (i) to retain the Deposit until written agreement is reached between the parties or until a final judgment has been entered by a court of competent jurisdiction and the appeal period has expired thereon or, if appealed, after the matter has finally been concluded; (ii) to place the Deposit with the Clerk of the Circuit Court having jurisdiction and to notify the parties in accordance with the notice provisions set forth herein; (iii) to file an action in the nature of an interpleader joining the parties hereto and, thereafter, complying with the ultimate judgment of the Court with regard to the disposition of the dispute. All costs incurred by Escrow Agent pertaining to any such controversy shall be and constitute a charge against the Deposit.

             15.2 Escrow Agent shall not be bound by any modifications, cancellation or rescission of this Agreement unless in writing and signed by all parties thereto. In no event, however, shall any modification of this Agreement which shall affect the rights or duties of Escrow Agent be binding on Escrow Agent unless it shall have given its prior written consent. Escrow Agent shall make no charge for its service in acting as Escrow Agent; provided, however, that if there is any dispute relating to the Deposit or its disposition, all parties hereto shall be jointly and severally obligated to reimburse Escrow Agent for all of its costs and expenses in connection therewith, including reasonable attorneys fees, and to indemnify it and hold it harmless against any claim asserted against it or any liability, loss or damage incurred by it in connection therewith, unless any misdelivery of the Deposit or a portion thereof shall be due to willful breach of this Agreement or gross negligence on the part of Escrow Agent. It is agreed that Escrow Agent shall have full discretion as to whom it may retain as legal counsel to protect its interest (including retaining its own firm) and the same shall not affect or in any way prejudice or limit the Escrow Agent's entitlement to reasonable attorneys' fees for services of such attorneys. Buyer acknowledges that Escrow Agent has represented Seller in the negotiation of this Agreement and in certain other matters and such shall not limit Escrow Agent's right to represent Seller in the event of a dispute hereunder.

         16. Notices. Any notice provided for by this Agreement and any other notice, demand or communication which any party may wish to send to another (hereinafter collectively referred to as the "NOTICE") shall be in writing and shall be deemed to have been properly given upon delivery or attempted delivery if served by (i) personal delivery during normal business hours; or (ii) registered or certified mail, return receipt requested, in a properly sealed envelope, postage prepaid, addressed to the party for which such Notice is intended; or (iii) by expedited national courier service, at such party's address as set forth below:

         If to Seller:             Lakes Holding Trust U/A dated July 27, 2001
                                   c/o Florida Production Central Studios, LLC
                                   3200 West Oakland Park Blvd.
                                   Fort Lauderdale, FL 33311-1245
                                   Attn: Charley Zeches

         with a copy to:           Conrad J. Boyle, Esquire
                                   Mombach, Boyle & Hardin, P.A.
                                   500 East Broward Boulevard
                                   Suite 1950
                                   Fort Lauderdale, FL  33394

         If to Buyer:              AGU Entertainment Corp.
                                   11077 Biscayne Boulevard, Suite 100
                                   Miami, Florida 33161
                                   Attn: David Levy

         with a copy to:           Blank Rome, LLP
                                   1200 North Federal Highway
                                   Suite 417
                                   Boca Raton, Florida 33432
                                   Attn: Bruce Rosetto, Esq.

         If to Escrow Agent:       Conrad J. Boyle, Esquire.
                                   Mombach, Boyle & Hardin, P.A.
                                   Suite 1950
                                   500 East Broward Boulevard
                                   Fort Lauderdale, FL  33394

         Any address or name specified above may be changed by a Notice given by the addressee to the other parties in accordance with the provisions set forth above.

         All Notices shall be deemed given and effective as of the date of personal delivery thereof or the date of receipt set forth on the return receipt. The inability to deliver because of a changed address of which no Notice was given, or rejection or other refusal to accept any Notice shall be deemed to be the receipt of the Notice as of the date of such inability to deliver or rejection or refusal to accept.

         17. Transition.

             17.1 Real Property. Buyer is purchasing the Real Property in "as is" condition as of the date of this Agreement, however, Seller shall be responsible to maintain the Real Property in the same condition existing as of the date of this Agreement.

             17.2 Announcements. Except as required by applicable law, no Party will issue any press release or make any public announcement or announcement to any Tenant of Seller, relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party in its sole discretion.

             18. Condition of the Real Property. Upon completion of the Due Diligence Period, Buyer acknowledges that Seller has provided Buyer sufficient opportunity to make such independent factual, physical and legal examinations and inquiries as Buyer deems necessary and desirable with respect to the Real Property and the transaction contemplated by this Agreement and that Buyer has approved the Real Property in all respects. The following provisions shall thereupon be applicable and shall survive the Closing or termination of this
Agreement:

         (a) Buyer does hereby acknowledge, represent, warrant and agree to and with Seller that: (i) Buyer is expressly purchasing the Real Property in its existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS" with respect to all facts, circumstances, conditions and defects; (ii) Seller has no obligation to inspect for, repair or correct any such facts, circumstances, conditions or defects or to compensate Buyer for same (except for matters due to casualty or condemnation which shall be subject to the provisions set forth below); (iii) Seller has specifically bargained for the assumption by Buyer of all responsibility to inspect and investigate the Real Property and of all risk of adverse conditions and has structured the Purchase Price and other terms of this Agreement in consideration thereof; (iv) Buyer has undertaken all such inspections and investigations of the Real Property as Buyer deems necessary or appropriate under the circumstances as to the condition of the Real Property and the suitability of the Real Property for Buyer's intended use, and based upon same, Buyer is and will be relying strictly and solely upon such inspections and examinations and the advice and counsel of its own consultants, agents, legal counsel and officers and Buyer is and will be fully satisfied that the Purchase Price is fair and adequate consideration for the Real Property; and (v) Seller is not making and has not made any warranty or representation with respect to any materials or other data provided by Seller to Buyer (whether prepared by or for the Seller or others) or the education, skills, competence or diligence of the preparers thereof or the physical condition or any other aspect of all or any part of the Real Property as an inducement to Buyer to enter into this Agreement and thereafter to purchase the Real Property or for any other purpose. Without limiting the generality of any of the foregoing, Buyer specifically acknowledges that Seller does not represent or in any way warrant the accuracy of any marketing information or pamphlets listing or describing the Real Property or the information, if any, provided by Seller to Buyer; and

         (b) SELLER HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WARRANTIES OF HABITABILITY AND FITNESS FOR PARTICULAR PURPOSES), WHETHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES WITH RESPECT TO THE REAL PROPERTY, TAX LIABILITIES, ZONING, LAND VALUE, AVAILABILITY OF ACCESS OR UTILITIES, INGRESS OR EGRESS, GOVERNMENTAL APPROVALS, OR SOIL CONDITIONS. BUYER FURTHER ACKNOWLEDGES THAT BUYER IS BUYING THE REAL PROPERTY "AS IS" AND

         IN ITS PRESENT CONDITION AND THAT EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER IS NOT RELYING UPON ANY REPRESENTATION OF ANY KIND OR NATURE MADE BY SELLER, OR ANY OF ITS EMPLOYEES OR AGENTS WITH RESPECT TO THE REAL PROPERTY; and

         (c) FURTHERMORE AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER MAKES NO WARRANTY WITH RESPECT TO THE PRESENCE ON OR BENEATH THE REAL PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS MATERIALS. BY ACCEPTANCE OF THIS AGREEMENT AND CLOSING OF THE SALE, BUYER ACKNOWLEDGES THAT BUYER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE REAL PROPERTY (AND OTHER PARCELS IN PROXIMITY
         THERETO)  HAS  BEEN  ADEQUATE  TO  ENABLE  BUYER  TO MAKE  BUYER'S  OWN
         DETERMINATION WITH RESPECT TO THE PRESENCE ON OR BENEATH THE REAL PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS MATERIALS. FURTHERMORE, BUYER'S CLOSING HEREUNDER SHALL BE DEEMED TO CONSTITUTE AN EXPRESS WAIVER OF BUYER'S AND ITS SUCCESSORS' AND ASSIGNS' RIGHTS TO SUE SELLER AND OF BUYER'S RIGHT TO CAUSE SELLER TO BE JOINED IN AN ACTION BROUGHT UNDER ANY FEDERAL, STATE OR LOCAL LAW, RULE, ACT, OR REGULATION NOW EXISTING OR HEREAFTER ENACTED OR AMENDED WHICH PROHIBITS OR REGULATES THE USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF HAZARDOUS MATERIALS OR WHICH REQUIRES REMOVAL OR REMEDIAL ACTION WITH RESPECT TO SUCH HAZARDOUS MATERIALS, SPECIFICALLY INCLUDING BUT NOT LIMITED TO FEDERAL "CERCLA", "RCRA", AND "SARA" ACTS.

         19. Miscellaneous.

             19.1 Construction. The terms "Seller" and "Buyer" whenever used in this Agreement shall include the heirs, personal representatives, successors and assigns of the respective parties hereto; provided, however, that Buyer's right of assignment is restricted by the provisions hereof. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders. The term "including" as used herein shall in all instances mean "including, but not limited to". The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement. This Agreement and any related instruments shall not be construed more strictly against one party than against the other by virtue of the fact that initial drafts may have been prepared by counsel for one of the parties, it being recognized that this Agreement and any related instruments are the product of extensive negotiations between the parties hereto.

             19.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement.

             19.3 Severability and Waiver. Invalidation of any one Section or provision of this Agreement by judgment or court order shall in no way affect any other Section or provision. Failure of any party to this Agreement to insist on the full performance of any of its provisions by the other party (or parties) shall not constitute a waiver of such performance unless the party failing to insist on full performance of the provision declares in writing signed by it that it is waiving such performance. A waiver of any breach under this Agreement by any party, unless otherwise expressly declared in writing, shall not be a continuing waiver or waiver of any subsequent breach of the same or other provision of this Agreement. The provisions of this Section shall survive the Closing.

             19.4 Governing Law. The laws of the State of Florida (without regard to conflicts of law) shall govern the validity, construction, enforcement and interpretation of this Agreement.

             19.5 Further Acts. In addition to the acts and deeds recited in this Agreement and contemplated to be performed, executed, and/or delivered under this Agreement, Seller and Buyer agree to perform, execute and/or deliver or cause to be delivered, executed and/or delivered at Closing or after Closing all further acts, deeds, and assurances reasonably necessary to consummate the transactions contemplated hereby.

             19.6 Radon Gas and Energy Efficiency Disclosures. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantity, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         In accordance with the provisions of Section 553.996, Florida Statutes, Buyer is advised that Buyer may have the energy-efficiency rating of the buildings located on the Real Property determined. Buyer acknowledges that, with the execution of this Agreement, Seller has provided to Buyer a copy of an information brochure regarding energy-efficiency rating prepared and provided by the Florida Department of Community Affairs.

             19.7 Entire Agreement and Amendment. This Agreement contains the entire understanding between Buyer and Seller with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be modified, amended, changed, waived, discharged or terminated orally. Any such action may occur only by an instrument in writing signed by all of the parties.

             19.8 Recording. Neither this Agreement nor any memorandum of this Agreement (or the ROFO) shall not be recorded and Buyer agrees that recording same constitutes a default by Buyer.

             19.9 Exhibit. The Exhibits which are referenced in and attached to this Agreement are incorporated in, and made a part of, this Agreement for all purposes.

             19.10 Time of the Essence. It is expressly agreed by Seller and Buyer that time is of the essence with respect to this Agreement. If the final day of any period or any date of performance under this Agreement falls on a date which is not a business day, then the final day of the period or the date of performance, as applicable, shall be extended to the next day which is a business day.

             19.11 No Third Party Beneficiary. This Agreement is solely between Seller and Buyer and no other party shall be entitled to rely upon any provision hereof for any purpose whatsoever.

             19.12  Assignment.  Buyer may not assign this Agreement nor may any of Buyer's rights hereunder by transferred in any manner to any person or entity without Seller's specific prior written consent which consent may be withheld by Seller for any reason whatsoever in Seller's sole and absolute discretion. Excepted from the foregoing shall be an assignment to an entity which is controlled by Buyer or Buyer's principals provided that there is no consideration paid in connection with such assignment and further provided that Buyer gives Seller notice of such assignment at least ten (10) days prior to Closing.

                            INTENTIONALLY LEFT BLANK

             19.13 Waiver of Jury. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.


         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year indicated.

Signed, sealed and delivered
in the presence of:                              Seller:

                                                 LAKES HOLDING TRUST U/A DATED
                                                 July 27, 2001

/s/ Joan Smith                                   By: /s/ Elizabeth Buntrock
----------------------------------                   --------------------------
                                                     Charley Zeches, its Trustee
/s/ [ILLEGIBLE]
----------------------------------



                                                 Buyer:

                                                 AGU ENTERTAINMENT CORP.,
                                                 a Colorado corporation

/s/ Jeff Katz                                    By: /s/ David C. Levy
----------------------------------                   --------------------------
                                                     David Levy
/s/ Stephen Adelstein                                President
----------------------------------

                         ACKNOWLEDGMENT OF ESCROW AGENT

         Mombach, Boyle & Hardin, P.A., as Escrow Agent, hereby acknowledges receipt of the Deposit in the amount of $100,000.00, subject to clearance of funds, and agrees to hold the Deposit in escrow in accordance with the foregoing Agreement for Purchase and Sale.

                                                  MOMBACH, BOYLE & HARDIN, P.A.

                                                  By: /s/ Conrad J. Boyle
                                                      --------------------------
                                                      Conrad J. Boyle, Esq.

                                                  Dated: September 15, 2004

                              SCHEDULE OF EXHIBITS

         EXHIBIT "A" - Real Property

         EXHIBIT "B" - Wire Instructions

         EXHIBIT "C" - Stock Purchase Agreement

         EXHIBIT "D" - Permitted Exceptions

         EXHIBIT "E" - Adjacent Property

         EXHIBIT "F" - Personal Property

                                   EXHIBIT "A"

                                  REAL PROPERTY

                                   EXHIBIT "B"

                         ESCROW AGENT WIRE INSTRUCTIONS

               MOMBACH, BOYLE & HARDIN, P.A. WIRING INSTRUCTIONS:

To Whom It May Concern:

Please wire funds to the account listed below. Thank you.


        [ACCOUNT INFORMATION OMITTED FROM EXHIBIT 10.1 TO CURRENT REPORT
                                  ON FORM 8-K]

                                   EXHIBIT "C"

                            STOCK PURCHASE AGREEMENT

                           TO BE PROVIDED BY BUYER AND
                      APPROVED BY SELLER PRIOR TO CLOSING,
                 IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT

                                   EXHIBIT "D"

                              PERMITTED EXCEPTIONS

1. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

2. Taxes or special assessments which are not shown as existing liens by the public records.

3. Taxes and assessments for the year 2004 and subsequent years, which are not yet due and payable.

4. Easements, dedications, limitations, private driveways and non-vehicular access lines as shown on the Plat of Somerset Plaza, recorded in Plat Book 111, at page 19, Public Records of Broward County, Florida.

5. Terms and provisions of that Gas Agreement dated March 1, 1961 and filed under Clerk's File No. 61-29764 on March 24, 1961 in Official Records Book 2145, at page 60, Public Records of Broward County, Florida.

6. Terms and provisions of that Agreement with Lauderdale Utilities, Inc. filed June 2, 1960 under Clerk's File No. 60-56789 in Official Records Book 1942, at page 93, Public Records of Broward County, Florida, as amended in that Agreement filed March 24, 1961 under Clerk's File No. 61-29797 in Official Records Book 2145, at page 134, Public Records of Broward County, Florida

7. Easement granted to Florida Power & Light Company, dated April 28, 1980, filed April 30, 1980 in Official Records Book 8878, at page 713, Public Records of Broward County, Florida.

8. Easement by and Between Rausman Venturer, Inc and Landall Venturer, Inc, first Party, and Midland at Somerset, Inc. and Landall at Somerset, Inc. d/b/a Somerset at Lauderdale Lakes, filed October 30, 1978 in Official Records Book 7842, at page 528, Public Records of Broward County, Florida.

9. Covenants, conditions, limitations, restrictions and easements reserved in that certain Warranty Deed filed under Clerk's File No. 73-30116 on February 12, 1973 in Official Records Book 5161, at page 325, Public Records of Broward County, Florida; as may be affected by Disclaimer of interest filed October 30, 1978 in Official Records Book 7842, at Page 545.

10. Terms, provisions and easements in that Developers Agreement filed in Official Records Book 5417, at page 657, Public Records of Broward County, Florida; as amended by that Addendum to Developers Agreement filed under Clerk's File No. 73-250435 on November 29, 1973 in Official Records Book 5542, at page 99, Public Records of Broward County, Florida.

11. Easement granted to Southern Bell Telephone and Telegraph Company, dated May 26, 1987, filed June 10, 1987 in Official Records Book 14518, at page 537, Public Records of Broward County, Florida.

12. Easement granted to Broward County, dated May 22, 1987, filed January 19,1989 in Official Records Book 16123, at page 506, Public Records of Broward County, Florida.

13. Terms and provisions of that Indemnification Agreement filed January 19, 1989 under Clerk's File No. 89-23332 in Official Records Book 16123, at
     page 523, Public Records of Broward County, Florida, additionally evidencing "chain link gates" over a utility easement.

14. That certain unrecorded Billboard Lease dated January 31, 1997 between Ralston Realty and AK Media Group, Inc.

15. Matters appearing on that certain survey prepared by A. Fiore and Associates, Inc., dated July 7, 2001, LB 6467.

                                   EXHIBIT "E"

                                ADJACENT PROPERTY

                                    PARCEL 1

Legal Description:         Val Verdi Acres 138-20 B Parcel "A"


                                    PARCEL 2

Legal Description:         30-49-42  N 70 of S 388  of W 1/2 of NW 1/4 of NE 1/4
                           of NE 1/4, Less W 30 for RD


                                    PARCEL 3

Legal Description:         30-49-42 S 318 of W 1/2 of NW 1/4 of NE 1/4,  Less 30
                           thereof.


                                    PARCEL 4

Legal Description:         Somerset Plaza 111-19 B Parcel A

                                   EXHIBIT "F"

                                PERSONAL PROPERTY

1.  All built-in fixtures to the Real Property.